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                                                                   EXHIBIT 99.03


                                             February 10, 1999

Heidrick & Struggles International, Inc.
233 South Wacker Drive, Suite 4200
Chicago, Illinois 60606-6303

Ladies and Gentlemen:

          I hereby consent to the references to my becoming a director of Heidrick & Struggles International, Inc. ("H&S") in the Registration Statement on Forms S-1 and S-4 of H&S, to be filed with Securities and Exchange Commission.

                                             Sincerely yours,




                                             /s/ David B. Kixmiller
                                             -----------------------------------
                                             David B. Kixmiller